225 Shares

                       PREFERRED INCOME FUND INCORPORATED

                   Money Market Cumulative Preferred(TM) Stock
                   (Liquidation Preference $100,000 Per Share)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               ___________, 2002

LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, New York 10019

Dear Ladies and Gentlemen:

             Preferred Income Fund Incorporated, a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell 225 shares (the "Stock" or "MMP(R)") of its Money Market Cumulative Preferred(TM) Stock, par value $.01 per share, with a liquidation preference of $100,000 per share (the "Preferred Stock"). The Stock will be authorized by, and subject to the terms and conditions of, the Articles Supplementary Creating and Fixing the Rights of Money Market Cumulative Preferred(TM) Stock (the "Initial Articles Supplementary") and the Articles Supplementary for the Stock (the "Subsequent Articles Supplementary"; together with the Initial Articles Supplementary as amended or supplemented to the date hereof, the "Articles Supplementary"), such Supplemental Articles Supplementary in the form filed as an exhibit to the Registration Statement defined in Section 1(a) of this Agreement. Flaherty & Crumrine Incorporated, a California corporation (the "Adviser"), is the Company's investment adviser. This is to confirm the agreement concerning the purchase of the Stock from the Company by you.

             1. REPRESENTATIONS AND WARRANTIES. (a) The Company represents, warrants and agrees that:

                     (i) A registration statement on Form N-2 with respect to
             the Stock (A) has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, the Investment Company Act of 1940, as amended (the "Investment Company Act", and together with the Securities Act, the "Acts"), and the rules and regulations of the Commission thereunder, (B) has been filed with the Commission under the Acts and (C) has become effective under the Acts. If any post-effective amendment to such

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             registration statement has been filed prior to the execution and delivery of this Agreement, the most recent such amendment has been declared effective by the Commission. Copies of such registration statement as amended to date have been delivered by the Company to you. A notification of registration on Form N-8A (the "Notification") has been filed by the Company with the Commission under the Investment Company Act. As used in this Agreement, "Effective Time" means the date and time as of which such registration statement or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the "Effective Time"; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereto, before it became effective under the Acts and any prospectus filed with the Commission by the Company with your consent pursuant to Rule 497(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information deemed to be a part thereof as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means the prospectus relating to the Stock, as filed pursuant to Rule 497(h) of the Rules and Regulations ("Rule 497(h)"). If the Company has filed an abbreviated registration statement to register additional shares of its Preferred Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement") then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus and the Company has not received any notice from the Commission pursuant to Section 8(e) of the Investment Company Act with respect to the Notification or the Registration Statement.

                     (ii) The Registration Statement contains, and any
             post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended or supplemented will contain, all statements which are required by the Acts and the rules and regulations thereunder; on the Effective Date, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended and supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Notification complied in all material respects with the requirements of the Investment Company Act and the rules and regulations of the Commission thereunder and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations, warranties or agreements as to the information contained in or omitted from the Registration

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                                                                               3

             Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you specifically for inclusion therein.

                     (iii) The Company is not in violation of its corporate
             charter, including the Articles Supplementary, or by-laws or in default under any agreement, indenture or instrument or in breach or violation of any judgment, decree, order, rule or regulation of any court or governmental or self-regulatory agency or body, the effect of which violation or default or breach would be material to the Company.

                     (iv) This Agreement, the Investment Advisory Agreement (the
             "Advisory Agreement") between the Company and the Adviser, the Administration Agreement (the "Administration Agreement") between the Company and PFPC Inc., the Custody Agreement (the "Custody Agreement") between the Company and PFPC Trust Company and the Auction Agency Agreement, including the form of Broker-Dealer Agreement (the "Auction Agency Agreement") between the Company and Bankers Trust Company (the "Auction Agent") have each been duly authorized, executed and delivered by the Company; and this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement and the Auction Agency Agreement each constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and enforceability of the indemnity provisions of this Agreement may be limited by considerations of public policy. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Auction Agency Agreement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, except such as have been obtained and such as may be required under the Acts, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or applicable state securities laws in connection with the purchase and distribution of the Stock by you. The execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement and the Auction Agency Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Company pursuant to the terms of, result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default by the Company under, any indenture, mortgage, deed of trust, loan agreement, lease

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                                                                               4

             or other agreement or instrument to which the Company is a party or to which it or its property is subject, the corporate charter (including the Articles Supplementary) or by-laws of the Company, any statute (including the Acts), or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its property.

                     (v) Except as described in or contemplated by the
             Registration Statement and the Prospectus, (A) there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition, results of operations or prospects of the Company from the dates as of which information is given in the Registration Statement and the Prospectus, (B) there have been no transactions entered into by the Company which are material to the Company other than those in the ordinary course of business and (C) the Company has not incurred any material liabilities or obligations, direct or contingent, other than those incurred in the ordinary course of business.

                     (vi) The Company owns or possesses or has obtained all
             governmental licenses, permits, consents, orders, approvals and other authorizations necessary to own its properties and to carry on its business as contemplated in the Prospectus.

                     (vii) KPMG LLP, whose report appears in the Prospectus, are independent public accountants as required by the Acts and the rules and regulations thereunder.

                     (viii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus. All the authorized shares of capital stock of the Company, including the Stock, have been duly authorized, and all the issued and outstanding shares of common stock, par value $.01 per share, and the Preferred Stock of the Company are, and all the shares of the Stock, when issued, delivered and paid for on the Delivery Date (as hereinafter defined) will be, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof. None of the shares of the Stock when delivered will be subject to any lien, claim, encumbrance, preemptive rights or any other claim of any third party and the Stock will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus.

                     (ix) The Company has been duly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Maryland, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus.

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                                                                               5

                     (x) Except as described in the Registration Statement and
             the Prospectus, there is no litigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which might result in any adverse change in the financial condition, results of operations, business or prospects of the Company or which is required to be disclosed in the Registration Statement and the Prospectus.

                     (xi) The financial statements, and the related notes
             thereto, filed as part of the Registration Statement or included in any Preliminary Prospectus or the Prospectus present fairly the financial condition and results of operations of the Company, at the dates indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis.

                     (xii) There are no contracts or other documents which are
             required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Acts or by the rules and regulations thereunder which have not been described in the Prospectus or filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the rules and regulations.

                     (xiii) The Company is registered with the Commission under the Investment Company Act as a closed-end, diversified management investment company. The Company is, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the terms and provisions of the Acts. No person is serving or acting as an officer, director or investment adviser of the Company except in accordance with the provisions of the Investment Company Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission under such acts.

                     (xiv) At all times since its inception, as required by
             Subchapter M of the Internal Revenue Code of 1986, as amended, the Company has complied with the requirements to qualify as a regulated investment company under the Code.

                     (xv) The Company has filed all tax returns required to be
             filed and the Company is not in material default in the payment of any taxes which were shown as payable on said returns or any assessments with respect thereto.

                     (xvi) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned, directly or indirectly, by such person.

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                                                                               6

             (b) The Adviser makes the same representations and warranties as the Company set forth under Sections 1(a)(i) and (ii) above, and further represents to, warrants to and agrees with you that:

                     (i) The Adviser has been duly incorporated and is validly
             existing and in good standing as a corporation under the laws of the State of California, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect on the Adviser), and has all corporate power and authority necessary to own or hold its properties and to conduct its business as described in the Prospectus.

                     (ii) The Adviser is duly registered and in good standing
             with the Commission under the Advisers Act as an investment adviser, and there does not exist any proceeding or any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration or good standing of the Adviser with the Commission. The Adviser is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting for the Company under the Advisory Agreement as contemplated by the Prospectus.

                     (iii) The description of the Adviser in the Prospectus is
             true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                     (iv) This Agreement and the Advisory Agreement have each
             been duly authorized, executed and delivered by the Adviser, and each constitutes the valid and binding obligation of the Adviser enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and enforceability of the indemnity and contribution provisions of this Agreement may be limited by considerations of public policy. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Advisory Agreement by the Adviser or the consummation by the Adviser of the transactions contemplated hereby or thereby, except such as have been obtained and such as may be required under the Acts, the Exchange Act, the Advisers Act or applicable state securities laws in connection with the purchase and distribution of the Stock by you. The execution, delivery and performance of this Agreement and the Advisory Agreement by the Adviser and the consummation by the Adviser of the

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                                                                               7

             transactions contemplated hereby and thereby will not conflict with, result in the creation or imposition of any lien, charge or encumbrance upon the assets of the Adviser pursuant to the terms of, result in a breach or violation by the Adviser of any of the terms or provisions of, or constitute a default by the Adviser under, any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Adviser is a party or to which it or its property is subject, the corporate charter or by-laws of the Adviser, any statute (including the Acts), or any judgment, decree, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Adviser or any of its property.

                     (v) Except as described in the Registration Statement and
             the Prospectus, there is no litigation or proceeding pending or, to the knowledge of the Adviser, threatened against the Adviser which might result in any material adverse change in the financial condition, results of operations, business or prospects of the Adviser or which is required to be disclosed in the Registration Statement and the Prospectus.

                     (vi) The Adviser has the financial resources available to
             it necessary for the performance of its services and obligations as contemplated in the Prospectus.

                     (vii) The Adviser is not in violation of its corporate
             charter or by-laws or in default under any material agreement, indenture or instrument.

             2. PURCHASE OF THE SHARES. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to issue and sell 225 shares of the Stock to you, and you agree to purchase from the Company 225 shares of the Stock. The price of the Stock shall be $_________ per share. The Company shall not be obligated to deliver any of the Stock to be delivered on the Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

             3. OFFERING OF STOCK. You propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

             4. DELIVERY OF AND PAYMENT FOR SHARES. Delivery of and payment for the Stock shall be made at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 A.M., New York City time, on the first full business day following the date of this Agreement or at such later date as shall be determined by agreement between you and the Company. This date and time are referred to herein as the "Delivery Date." On the Delivery Date the Company shall deliver or cause to be delivered the certificate representing the Stock to you against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of your obligation

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                                                                               8

hereunder. Upon delivery, the Stock shall be registered in such names and in such denominations as you shall request in writing not less than two full business days prior to the Delivery Date. For purposes of expediting the checking and packaging of the certificates for the Stock, the Company shall make the certificates representing the Stock available for inspection by you at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, not later than 2:00 P.M., New York City time, on the business day prior to the Delivery Date.

             5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

             (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497(h) not later than Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the issuance by the Commission of any order pursuant to Section 8(e) of the Investment Company Act, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or of an order pursuant to Section 8(e) of the Investment Company Act or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

             (b) To furnish promptly to you and your counsel a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto and any amendment to the Notification filed with the Commission, including all consents and exhibits filed therewith;

             (c) To deliver promptly to you such number of the following documents as you shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (excluding exhibits other than this Agreement and the Subsequent Articles Supplementary, and the form of letter of representation to The Depository Trust Company filed as Exhibit (K)(10) to the Registration Statement) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue

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       statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Acts, to notify you and, upon your request, to prepare and furnish without charge to you and to any dealer in securities as many copies as you may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance;

             (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or you, be required by the Acts or requested by the Commission;

             (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 497 of the Rules and Regulations ("Rule 497"), to furnish a copy thereof to you and your counsel and obtain your consent to the filing, which consent shall not be unreasonably withheld or delayed;

             (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to you an earnings statement of the Company (which need not be audited), complying with Section 11(a) of the Securities Act (and, at the option of the Company, Rule 158 of the Rules and Regulations);

             (g) For a period of two years from the Effective Date, to furnish to you copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the New York Stock Exchange, Inc., pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act, the Investment Company Act or any rule or regulation of the Commission thereunder; provided, however, that the Company shall not be required to provide to you any such reports or similar forms that have been filed with the Commission by electronic transmission pursuant to EDGAR;

             (h) Promptly from time to time, to take such action as you may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdiction as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock provided that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

             (i) To apply the net proceeds from the issuance of the Stock as set forth under "Use of Proceeds" in the Prospectus;

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                                                                              10

             (j) For a period of 180 days from the date hereof, not to, directly or indirectly, announce an offering of, or file a registration statement with the Commission relating to senior securities (as defined in the Investment Company Act) of the Company (other than the offering contemplated by this Agreement) or offer for sale, sell, pledge or otherwise dispose of any senior securities or sell or grant options, warrants or rights with respect to any senior securities without your prior written consent; and

             (k) The Company will use its reasonable best efforts to cause the Stock, prior to the Delivery Date, to be assigned a rating of "Aa1" by Moody's Investors Service, Inc. and "AA+" by Fitch, Inc. as of the Delivery Date.

             6. EXPENSES. The Company agrees to pay the following expenses, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated:

             (a) the cost incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection;

             (b) the costs incident to the preparation, printing and filing under the Acts of the Registration Statement, the Prospectus and any amendments or supplements thereto;

             (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, exhibits), any Preliminary Prospectus, the Prospectus and any amendments or supplements to the Prospectus, all as provided in this Agreement;;

             (d) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a blue sky memorandum (including related fees and expenses of your counsel);

             (e) the printing and delivery of this Agreement, any dealer agreements or any other documents printed and delivered in connection with the offering of the Stock;

             (f) the fees paid to rating agencies in connection with the rating of the Stock;

             (g) the fees and expenses of the Auction Agent as set forth in the Auction Agency Agreement;

             (h) the fees and expenses of the Company's accountants and the fees and expenses of counsel for the Company and of the transfer agent; and

             (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement

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                                                                              11

provided that, except as provided in this Section 6 and in Section 10, you shall pay your own costs and expenses, including the costs and expenses of your counsel.

             7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Adviser, jointly and severally, shall indemnify and hold harmless you, your directors, officers, employees and each person, if any, who controls you within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which you, your directors, officers, employees or controlling persons may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Notification, (B) any Preliminary Prospectus, the Registration Statement or any amendment or supplement thereto or (C) any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company specifically for use in such materials) filed in any jurisdiction specifically for the purpose of qualifying any or all the Stock under the securities laws of any state or other jurisdiction (such application, document or information being hereinafter called a "Blue Sky Application") or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse you, your directors, officers, employees or controlling persons for any legal or other expenses reasonably incurred by you, your directors, officers, employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Adviser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you or on your behalf specifically for inclusion therein which information consists solely of the information specified in Section 7(e); and provided further that the Adviser shall be liable to such indemnified party in any such case only to the extent that the Company fails to indemnify and hold harmless such indemnified party pursuant to this Section 7(a); and provided further that to the extent the Adviser has indemnified any such party, the Company shall contribute to the Adviser a portion of the amount paid by the Adviser to any such indemnified party as shall be appropriate to reflect the relative benefits received by the Company and the Adviser in the offering of the Stock and the relative fault of the Company and the Adviser in causing the omission or misstatement which resulted in such payment. The foregoing indemnity agreement is in addition to any liability which the Company or the Adviser may otherwise have to you or to any of your directors, officers, employees or controlling persons.

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             (b) You shall indemnify and hold harmless the Company, the Adviser, each of their respective directors, officers and employees, and each person, if any, who controls the Company or the Adviser within the meaning of the Securities Act from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, the Adviser or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto or in any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or the Adviser by you or on your behalf specifically for inclusion therein and, with respect to the Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, set forth in Section 7(e), and shall reimburse the Company, the Adviser or any such director, officer, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Adviser or any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which you may otherwise have to the Company, the Adviser or any such director, officer, employee or controlling person.

             (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action, provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ separate counsel to represent the indemnified party, its officers, directors, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 7 if, in the reasonable judgment of the indemnified party, it is advisable for the indemnified party, its officers, directors, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and reasonable expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i), without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment in favor of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent the indemnifying party is otherwise entitled to indemnification under this Section 7.

             (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable or insufficient to hold harmless an indemnified party under Sections 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Adviser on the one hand and you on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser on the one hand and you on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Adviser on the one hand and you on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by you with respect to the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Stock under this Agreement, as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Adviser on the one hand or you on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Adviser and you agree that it would not be just and equitable if contributions pursuant to this
Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), you shall not be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by you and distributed to the public was offered to the public exceeds the amount of any damages which you have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) You confirm that the statements in paragraph numbers ___ and ___ on the cover page of the Prospectus, and in paragraph numbers ___ and ___ under the caption "Underwriting" in the Prospectus are correct and you further confirm, and the Company and the Adviser acknowledge, that such statements constitute the only information you furnished in writing to the Company by you or on your behalf specifically for inclusion in the Registration Statement and the Prospectus.

8. CONDITIONS OF YOUR OBLIGATIONS. Your obligations hereunder are subject to the accuracy, when made and on the Delivery Date, of the representations and warranties of the Company and the Adviser contained herein, to performance by the Company and the Adviser of their respective obligations hereunder, and to each of the following additional terms and conditions:

             (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop-order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act shall have been issued, and no stop-order proceeding or proceeding for an order pursuant to Section 8(e) of the Investment Company Act shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

             (b) You shall not have discovered and disclosed to the Company on or prior to the Delivery Date that the Registration Statement, the Prospectus or any amendment or supplement thereto, in the opinion of Simpson Thacher & Bartlett, your counsel, contains any untrue statement of any fact which is material or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements therein not misleading.

             (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and all other legal matters relating to the offering, issuance and sale of the Stock and the transactions contemplated hereby and thereby shall be satisfactory in all respects to your counsel, Simpson Thacher & Bartlett; and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

             (d) Willkie Farr & Gallagher, counsel to the Company, shall have furnished to you its written opinion, as counsel to the Company, addressed to you and dated the Delivery Date, in the form and substance reasonably satisfactory to you, to the effect that:

                     (i) The Company has been duly incorporated and is validly
             existing and in good standing as a corporation under the laws of the State of Maryland and has the full corporate power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus and to issue and sell the Stock as contemplated in this Agreement. The Company is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company);

                     (ii) All of the authorized shares of capital stock of the
             Company, including the Stock, have been duly authorized. All of the issued and outstanding shares of common stock, par value $.01 per shares, and of the Preferred Stock, par value $.01 per share, of the Company are, and all of the Stock, when issued, delivered and paid for on the Delivery Date will be, validly issued and outstanding, fully paid and nonassessable, with no personal liability attaching to the ownership thereof; and the form of certificate used to evidence the Stock is in due and proper form and complies with Maryland law.

                     (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's corporate charter (including the Articles Supplementary) or bylaws or any other agreement or other outstanding instrument known to such counsel, except for the restrictions on transfer of the shares of Stock contained in the Auction Agency Agreement and the form of master purchaser's letter (attached as Exhibit C to the Auction Agency Agreement) and except for related transfer restrictions as set forth in the Articles Supplementary;

                     (iv) The shares of Stock conform in all material respects
             to the statements concerning them contained in the Prospectus, and the authorized shares of capital stock of the Company are as set forth in the Prospectus;

                     (v) The statements made in the Prospectus under the caption
             "Description of Common Stock" insofar as they purport to constitute summaries of the terms of the Company's common stock, constitute accurate summaries of the terms of the Company's common stock;

                     (vi) The Registration Statement is effective under the
             Acts; any required filing of the Prospectus pursuant to Rule 497 has been made within the time period required by Rule 497; no stop-order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the Investment Company Act has been issued, and, to the knowledge of such counsel, no proceeding for any such purpose is pending or threatened by the Commission;

                     (vii) The Notification, the Registration Statement and the
             Prospectus (except that no opinion need be expressed as to the financial statements or other financial and statistical data contained therein) comply as to form in all material respects with the requirements of the Acts and the rules and regulations thereunder;

                     (viii) The statements made in the Prospectus under the
             captions "The Auction," "Description of MMP," "Repurchase of Common
             Stock: Conversion to Open-End Fund" and "Certain Provisions of the Articles of Incorporation," insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form N-2;

                     (ix) The statements made in the Prospectus under the
             captions "Description of Common Stock," "Description of MMP" and "The Auction," insofar as they purport to constitute summaries of the Maryland General Corporation Law, constitute accurate summaries of the Maryland General Corporation Law in all material respects.

                     (x) Such counsel does not know of any litigation or any
             proceeding pending or threatened against the Company which could affect the subject matter of this Agreement, or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein;

                     (xi) Such counsel does not know of any contracts or other
             documents which are required to be filed as exhibits to the Registration Statement by the Acts or by the rules and regulations thereunder which have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the rules and regulations;

                     (xii) To the best of such counsel's knowledge, the Company is not in default under any material agreement, indenture or instrument to which it is a party or by which its property may be bound or, without regard to the provisions of Maryland law, in violation of its corporate charter (including the Articles Supplementary) or by-laws;

                     (xiii) Each of this Agreement, the Advisory Agreement, the
             Administration Agreement, the Custody Agreement and the Auction Agency Agreement has been duly authorized, executed and delivered by the Company; and assuming due authorization, execution and delivery of each of such agreements by the other parties thereto,
             (a) each of such agreements complies with all applicable provisions of the Investment Company Act and the Advisers Act, as applicable and (b) the Advisory Agreement and the Auction Agency Agreement each constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement and the Auction Agency Agreement by the Company will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument known to such counsel, to which the Company is a party or by which its property may be bound, or result in a violation of the corporate charter (including the Articles Supplementary) or by-laws of the Company or the Acts, the Exchange Act or the Advisers Act, any order, rule or regulation of any court or governmental agency having jurisdiction over the Company or its property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custody Agreement or the Auction Agency Agreement by the Company, except such as has been obtained under the Acts or the Exchange Act or as may be required by state securities laws;

                     (xiv) The Company is registered with the Commission under
             the Investment Company Act as a closed-end, diversified management investment company; all required action has been taken by the Company under the Acts and the Exchange Act to make the public offering and consummate the sale of the Stock pursuant to this Agreement; the provisions of the corporate charter

             (including the Articles Supplementary) and by-laws of the Company comply as to form in all material respects with the requirements of the Investment Company Act; the provisions of the corporate charter (including the Articles Supplementary) and by-laws of the Company and the investment policies and restrictions described in the Prospectus under the captions "Investment Objective and Policies" and "Investment Restrictions" comply in all material respects with the requirements of the Investment Company Act; and

                     (xv) The information contained in the Prospectus under the caption "Tax Matters", to the extent that it constitutes matters of law or legal conclusions, has been reviewed by them and is correct in all material respects.

             Such opinion shall also contain a statement that in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and employees of the Company and the Adviser, and that such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the conferences referred to above did not disclose to such counsel any information which caused such counsel to believe that the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus on the Delivery Date contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion shall also contain a statement that such counsel has no reason to believe that the Notification contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

             In giving such opinion, Willkie Farr & Gallagher may rely on the opinion of Venable, Baetjer and Howard as to matters of Maryland law, provided that Willkie Farr & Gallagher furnish a copy thereof to you and state that such opinion is satisfactory in form and scope and that you and your counsel are entitled to rely thereon.

             (e) Shearman & Sterling, counsel to the Adviser, shall have furnished to you its written opinion, as counsel to the Adviser, addressed to you and dated the Delivery Date, in form and substance reasonably satisfactory to you, to the effect that:

                     (i) The Adviser has been duly incorporated and is validly
             existing and in good standing as a corporation under the laws of the State of California, is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the conduct of its business requires such qualification (except where the failure to do so would not have a material adverse effect on the Adviser) and has all power and authority necessary to own its properties and conduct the business in which it is engaged as described in the Prospectus;

                     (ii) This Agreement and the Advisory Agreement have been
             duly authorized, executed and delivered by the Adviser; assuming due execution by the other parties thereto, the Advisory Agreement constitutes the valid and binding obligation of the Adviser enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); the execution, delivery and performance of this Agreement and the Advisory Agreement by the Adviser will not conflict with, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Adviser pursuant to the terms of, or constitute a default under, any material agreement, indenture or instrument known to such counsel, or result in a violation of the corporate charter or by-laws of the Adviser or any statute (including the Acts), any rule or regulation of, or to the knowledge of such counsel any order of, any court or governmental agency having jurisdiction over the Adviser or its property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of this Agreement or the Advisory Agreement by the Adviser, except such as has been obtained under the Acts, the Advisers Act or the Exchange Act or as may be required by state securities laws;

                     (iii) The Adviser is duly registered with the Commission
             under the Advisers Act as an investment adviser and is not prohibited by the Advisers Act or the Investment Company Act, or the rules and regulations under such acts, from acting under the Advisory Agreement;

                     (iv) Such counsel does not know of any litigation or any
             proceeding pending or threatened against the Adviser which could affect the subject matter of this Agreement or the Advisory Agreement or the registration or good standing of the Adviser with the Commission, or is required to be disclosed in the Prospectus which is not disclosed and correctly summarized therein; and

                     (v) To the best of such counsel's knowledge the Adviser is not in violation of its corporate charter or by-laws, or in default under any material agreement, indenture or instrument.

             Such opinion shall also contain a statement that in the course of their representation of the Adviser in connection with the offering by the Company of its Stock, such counsel participated in telephone conversations with certain directors and officers of the Adviser, and that although they are not passing upon, and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, and while such counsel has not made any independent check or verification thereof, on the basis of the foregoing, no facts came to their attention that led them to believe that the Section of the Prospectus captioned "Management of the Fund -- Investment Adviser" insofar as it relates to or describes the Adviser, at the Delivery Date, contains an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading..

             (f) Simpson Thacher & Bartlett, counsel to you, shall have furnished to you its written opinion, as counsel to you, addressed to you and dated the Delivery Date, in form and substance reasonably satisfactory to you.

             (g) The Company shall have furnished to you on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that:

                     (i) The representations, warranties and agreements of the
             Company in Section 1 are true and correct as of the date hereof and as of the Delivery Date; the Company has complied with all its agreements contained herein prior to or on the Delivery Date; and the conditions set forth in Section 8(a) have been fulfilled;

                     (ii) Since the respective dates as of which information is given in the Prospectus, other than as set forth in or contemplated by the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (A) there has not occurred any change or any development that might have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, (B) there has not been any change in the capital stock, short-term debt, or long-term debt of the Company that might have a material adverse effect on the business, prospects, financial condition or results of operations of the Company, (C) the Company has not incurred any material liability or obligation, direct or contingent, (D) there has not occurred a material loss or interference with the Company's business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree and (E) the Company has not declared or paid any dividend on its capital stock, except for dividends declared in the ordinary course of business and consistent with past practice, and, except as set forth in or contemplated by the Prospectus, the Company has not entered into any transaction (other than purchases and sales of portfolio transactions) or agreement (other than investment-related agreements) (whether or not in the ordinary course of business) material to the Company; and

                     (iii) They have carefully examined the Registration
             Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration

             Statement did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date and the Delivery Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) since the Effective Date, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment.

             (h) The Adviser shall have furnished to you on the Delivery Date a certificate, dated the Delivery Date, of its Chairman of the Board, its President or a Vice President and its Treasurer or an Assistant Treasurer stating that:

                     (i) The representations, warranties and agreements of the
             Adviser in Section 1 are true and correct as of the date hereof and as of the Delivery Date, and the Adviser has complied with all its agreements contained herein; and

                     (ii) They have carefully examined the Registration
             Statement and the Prospectus and, in their opinion, (A) as of the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) as of its date and the Delivery Date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) since the Effective Date of the Registration Statement, no event has occurred which should have been set forth in a supplement to, or amendment of, the Prospectus which has not been set forth in such a supplement or amendment.

             (i) At the time of execution of this Agreement, you shall have received from KPMG LLP a letter or letters in form and substance reasonably satisfactory to you, addressed to you and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to you in connection with registered public offerings.

             (j) If the Delivery Date is not the first full business day following the date of this Agreement, then with respect to the letter from KPMG LLP referred to in the preceding paragraph and delivered to you concurrently with the execution of this Agreement (the

       "initial comfort letter"), the Company shall have furnished to you a letter (the "bring-down comfort letter") of such accountants addressed to you and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

             (k) The Company shall not have sustained since the date of the latest audited financial statements included in the Prospectus (A) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court of governmental action, order or decree, otherwise than as described or contemplated in the Prospectus or (B) since such date there shall not have been any change in the capital stock, short-term debt or long-term debt of the Company or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, prospects, stockholders' equity or results of operations of the Company, otherwise than as described or contemplated in the Prospectus, the effect of which, in any such case described in clause (A) or (B), is, in your judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus and in this Agreement.

             (l) The Company shall have furnished to you a report showing compliance with the asset coverage requirements of the Investment Company Act and the Eligible Asset Coverage (as defined in the Articles Supplementary), each dated the Delivery Date and in form and substance satisfactory to you. Each such report shall assume the receipt of the net proceeds from the sale of the Stock and may use portfolio holdings and valuations as of the close of business of any day not more than six business days preceding the Delivery Date, provided, however, that the Company represents in such report that its total net assets as of the Delivery Date have not declined by 5% or more from such valuation date.

             (m) The Company shall have delivered and you shall have received evidence satisfactory to you that the shares of Stock are rated at least "Aa1" by Moody's Investors Service, Inc. and "AA+" by Fitch, Inc. as of the Delivery Date, and subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's Preferred Stock by any "nationally recognized statistical rating organization" as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's Preferred Stock.

             (n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. or the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities of the United States, (iii) the United States shall have become engaged in hostilities, there shall have been a significant escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in your judgment, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Prospectus.

             The Company shall have furnished to you such further information, certificates and documents as you may reasonably request to evidence compliance with conditions set forth in this Section 8. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to your counsel, Simpson Thacher & Bartlett.

             9. TERMINATION. Your obligations hereunder may be terminated by you by notice given to and received by the Company prior to delivery of and payment for the Stock if, prior to that time, any of the events described in Sections 8(k), 8(m) and 8(n) shall have occurred or if you shall decline to purchase the Stock for any reason permitted under this Agreement.

             10. REIMBURSEMENT OF YOUR EXPENSE. If (a) the Company fails to tender the Stock for delivery to you by reason of any failure, refusal or inability on the part of the Company or the Adviser to perform any agreement on its part to be performed, or because any other condition of your obligations hereunder required to be fulfilled by the Company is not fulfilled or (b) you decline to purchase the Stock because of a failure by the Company or the Adviser to perform their respective obligations under this Agreement, the Company shall reimburse you for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by you in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company will pay the full amount thereof to you.

             11. NOTICES. All Statements, requests, notices and agreements hereunder shall be in writing, and:

             (a) if to you, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Department (Fax:
       646-758-3942), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers, Inc., 745 Seventh Avenue, New York, New York 10019; and

       with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York, 10017, Attention: Sarah Cogan, Esq. (Fax: 212-455-2502,
       Telephone: (212) 455-2000);

             (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company at 301 E. Colorado Boulevard, Suite 720, Pasadena, California 91101, Attention: _________ (Fax: ___-___-___,
       Telephone: ___-___-___);

Any statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by you.

             12. SUBSTITUTE RATING AGENCIES. The Company agrees with you that it shall select, subject to your approval, a nationally recognized statistical rating organization (as that term is used in the rules and regulations of the Commission under the Exchange Act) to act as substitute rating agency in accordance with the definition of "Rate Multiple" in Section 1 of Part II of the Articles Supplementary. The provisions of this Section 12 shall survive the delivery of the Stock and shall remain in full force and effect.

             13. PERSONS ENTITLED TO BENEFIT OF THIS AGREEMENT. This Agreement shall inure to the benefit of and be binding upon you, the Company, the Adviser, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Adviser contained in this Agreement shall also be deemed to be for the benefit of your directors, officers and employees and the person or persons, if any, who control you within the meaning of Section 15 of the Securities Act and (b) your indemnity agreement contained in Section 7(b) of this Agreement will be deemed to be for the benefit of directors, officers and employees of the Company and the Adviser and any person controlling the Company or the Adviser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person other than the persons referred to in this Section 13 any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

             14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company, the Adviser and you contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will survive the delivery of any payment for the Stock and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

             15. DEFINITION OF "BUSINESS DAY." For purposes of this Agreement, "business day" means any day on which the New York Stock Exchange, Inc. is open for trading.

             16. TRADEMARKS. Lehman Brothers Inc. hereby licenses the Company, on a non-exclusive basis, to use its trademarks "Money Market Cumulative Preferred" and "MMP" in connection with the Stock. The Company agrees that, other than in connection with and in reference to the Stock, it will make no use of such trademarks without the prior written consent of Lehman Brothers Inc. The provisions of this Section 16 shall survive the delivery of the Stock and shall remain in full force and effect.

             17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

             18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

             19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of, this Agreement.

             If the foregoing correctly sets forth the agreement among the Company, the Adviser and you, please indicate your acceptance in the space provided for that purpose below.

                                Very truly yours,

                                PREFERRED INCOME FUND
                                INCORPORATED


                                By
                                  ----------------------------------------------
                                Name:
                                Title:


                                FLAHERTY & CRUMRINE INCORPORATED


                                By
                                  ----------------------------------------------
                                Name:
                                Title:




Accepted:

LEHMAN BROTHERS INC.

By
  --------------------------------
  Erin M. Callan
  Authorized Representative